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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Professional Veterinary Products, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of Professional Veterinary Products, Ltd. To Be Held on January 11, 2008. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/pvpl. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2008 Annual Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before December 28, 2007. View Proxy Materials and Annual Report Online at www.proxydocs.com/pvpl A convenient way to view proxy materials and VOTE! Material may be requested by one of the following methods: INTERNET TELEPHONE *E-MAIL www.investorelections.com/pvpl (866) 648-8133 paper@investorelections.com * If requesting material by e-mail, please send            You must use the 12 digit control number            a blank e-mail with the 12 digit control number (located below) in the subject line. No other re            located in the shaded gray box below. quests, instructions or other inquiries should be included with your e-mail requesting material. To view your proxy materials online, go to www.proxydocs.com/pvpl. Have the 12 digit control number available when you access the website and follow the instructions. ACCOUNT NO. # SHARES Professional Veterinary Products, Ltd. Notice of Annual Meeting Date: Friday, January 11, 2008 Time: 10:00 A.M. (Central Time)
Place: 10077 S. 134th St., Omaha, Nebraska 68138 The purpose of the Annual Meeting is to take action on the following proposal: Proposal One — Election of Class II Directors. Director nominees are Donald R. Fogle, D.V.M., District 6, Scott A Shuey, D.V.M., District 2, and Vicky Wilkey, D.V.M., District 1. The Board of Directors recommends that you vote FOR each of the Class II Directors. Should you require directions to the annual meeting, please call (402) 331-4440